UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

70 West Madison Street
Chicago, Illinois 60602
(Address of Principal executive offices, including Zip Code)

(312) 861-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           John Bean Technologies Corporation (the "Company") previously disclosed that it entered into executive severance agreements with each of the Company's named executive officers (each such named executive officer referred to in this Form 8-K as an "Executive").  On December 15, 2011, the Company and each of the Executives agreed to amend certain terms of those executive severance agreements and entered into amended and restated executive severance agreements (the "Executive Severance Agreements").  The form of the amended and restated Executive Severance Agreements is attached hereto as Exhibit 10.1, and may from time to time be used as the form for executive severance agreements to be entered into with other executive officers of the Company.  Capitalized terms used in this current report on Form 8-K but not otherwise defined herein shall have the meaning set forth in the form of the Executive Severance Agreements attached hereto as Exhibit 10.1.

The material modifications to the preexisting executive severance agreements affected by the amended and restated Executive Severance Agreements are as follows: (1) the Management Incentive Award component of the severance benefit is now based on the target award rather than the greater of the actual total cash Management Incentive Award and the target, (2) the post-termination service credit for purposes other than vesting under the Company’s nonqualified retirement plans has been eliminated and (3) the Company’s obligation to make gross-up payments to the extent of certain excise taxes related to the severance benefit under the executive severance agreement has been eliminated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Form of John Bean Technologies Corporation Amended and Restated Executive Severance Agreements

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: December 21, 2011	By:	/s/ Megan J. Donnelly
	Name	Megan J. Donnelly
	Title	Chief Accounting Officer, and duly authorized officer